SCHEDULE 14A INFORMATION


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                 Securities Exchange Act of 1934


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                         ITT CORPORATION
         (Name of Registrant as Specified in its Charter)

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Attention ITT Shareholders:


                         Why Cut Off The
                           Auction Now?

The ITT directors are absolutely committed to selling ITT in a fair and impartial auction in order to maximize shareholder value in accordance with ITT's "Revlon" duties. The ITT Board has established a special committee of four independent directors to oversee the auction process now underway for ITT.

This process has already created $3.5 billion in additional value for ITT shareholders. Remember, the first bid for ITT was Hilton's $55 per share offer--the highest bid is currently
Starwood Lodging's $85 per share offer.

We hope to induce an even higher offer for your shares by letting the auction continue. The Hilton nominees don't--they want to stop the auction now and accept Hilton's lower bid. How are your interests served by letting one of the bidders end the auction and negotiate with itself?

Vote for the ITT directors--let the auction continue until the highest possible price is obtained.

                VOTE TODAY FOR THE ITT DIRECTORS:
                      GET THE HIGHEST PRICE
                         FOR YOUR SHARES

It is too late to mail your proxy card. Call GEORGESON & COMPANY
INC., toll free at (800) 223-2064 for last-minute assistance in voting for the ITT directors.

                                                              ITT

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Attention ITT Shareholders:

                         Why Leave Money
                          On The Table?

The issue is simple.

Which board do you want?

Hilton's nominees will accept Hilton's current offer without any negotiation. ITT's Board will get you the highest possible price by completing a fair and impartial auction.

Remember, the bidding process has already created $3.5 billion in additional value for you.

The choice is today.  The choice is yours.

                   Vote For The ITT Directors:
                      Get The Highest Price
                         For Your Shares

It is too late to mail your proxy card. Call GEORGESON & COMPANY
INC., toll free at (800) 223-2064 for last-minute assistance in voting for the ITT directors.

                                                              ITT


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                         [ITT Letterhead]


DATE:       November 10, 1997
CONTACTS:   Jim Gallagher            George Sard/David Reno
TELEPHONE:  212-258-1261             Sard Verbinnen & Co.
                                     212-687-8080

                                     FOR IMMEDIATE RELEASE

     ITT ALERTS SHAREHOLDERS TO LAST-MINUTE VOTING PROCEDURES


     NEW YORK, November 10, 1997 -- ITT Corporation (NYSE:ITT) today alerted shareholders to last-minute voting procedures for its Annual Meeting, which will begin at 11:30 a.m. on November 12 at the St. Regis Hotel, 2 East 55 Street, New York.

     ITT advised shareholders who have not yet voted that Tuesday, November 11, is a bank holiday and that voting instructions should be executed as soon as possible to ensure proxies are voted and processed in a timely manner and are not invalidated.

     The Company reminded shareholders who vote through brokers and ADP Proxy Services (ADP) that electronic voting is not available for contested elections. Banks, brokers and ADP have already begun processing voting instructions. Voting instructions not received by these organizations by the close of business on Tuesday, November 11, may not be processed in time to be voted.

     Investors with shares held by a bank or broker who wish to vote in person must have their custodian or its agent issue a "legal proxy" authorizing them to vote their shares. Shareholders should make such arrangements immediately to assure they will have a copy of the legal proxy to bring to the meeting Wednesday. Shareholders who need voting assistance should contact Georgeson & Co. at (800) 223-2064.

                             - ITT -